Exhibit 23.2

April 3, 2008

Reef Global Energy VI, L.P.

1901 N Central Expy Suite 300

Richardson TX 75080

CONSENT OF INDEPENDENT PETROLEUM ENGINEER

Gentlemen:

As independent petroleum engineers, Gleason Engineering hereby consents to the incorporation by reference in the Annual Report on Form 10-K of Reef Global Energy VI, L.P. of information from our reserve report dated March 31, 2008 and entitled “Estimate of Reserves and Future Revenues to Reef Global Energy VI, L.P. in Certain Oil and Gas Properties located in the United States as of December 31, 2007, Based on Constant Prices and Costs in accordance with Securities and Exchange Commission Guidelines” and all references to our firm included in or made a part of the Reef Global Energy VI, L.P. Annual Report on Form 10-K for the year ended December 31, 2007.

Yours very truly,
Gleason Engineering

/s/ Dennis M. Gleason, P.E.
Dennis M. Gleason, P.E. President and Owner

GLEASON ENGINEERING

4621 South Cooper; Suite 131-343 Arlington, Texas

(817) 271-2148 * fax (817) 472-0522

www.gleason-engr.com